Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

Peter A. Reynolds
Principal Financial Officer and Chief Accounting Officer
949-639-2000

Apria Healthcare Group Inc. Announces Fourth Quarter and Full Year 2012

Financial Results

LAKE FOREST, California – March 11, 2013 – Apria Healthcare Group Inc. (“Apria” or the “Company”), a quality, cost-efficient provider of home healthcare products and services in the United States, today announced its financial results for the quarter and year ended December 31, 2012.

Recent Developments

Realignment of Management. As previously disclosed, the Company recently undertook certain management changes as part of its ongoing efforts to reduce corporate overhead and to better align management with the Company’s two business segments: (1) home respiratory therapy/ home medical equipment and (2) home infusion therapy. These changes included the following:

•

Effective November 29, 2012, John G. Figueroa was appointed Chief Executive Officer of the Company and Chairman of the Board of Directors, succeeding Norman C. Payson, M.D. In addition, effective November 29, 2012, Mr. Figueroa also assumed the role of Chief Executive Officer of the home infusion therapy segment, succeeding Daniel E. Greenleaf, who left the Company to pursue other business opportunities.

•

On November 29, 2012, Dr. Payson retired from his positions as Chief Executive Officer and Chairman of the Board of Directors and, effective November 29, 2012, he entered into a services agreement with the Company pursuant to which he has agreed to act as a senior advisor to the Company and certain of its affiliates and has agreed to continue to serve as a member of our Board of Directors.

•

Chris A. Karkenny, the Company’s former Executive Vice President and Chief Financial Officer, left the Company on December 31, 2012 to pursue other business opportunities, and Peter A. Reynolds, the Chief Accounting Officer and Controller, assumed the role of Principal Financial Officer of the Company on January 1, 2013, in addition to his role as Chief Accounting Officer and Controller.

Restatement. The financial results disclosed in this earnings release reflect the announced restatement of the Company’s financial results for the years ended December 31, 2011 and 2010, as well as the Company’s interim condensed consolidated financial statements for each of the fiscal quarters during the years ended December 31, 2012, 2011 and 2010. A full description of the restatement, which pertains to (i) the manner in which the Company accounts for cash receipts from the sale of patient service equipment in its consolidated statement of cash flows and (ii) a workers compensation adjustment, is included in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission (“SEC”) and in the Annual Report on Form 10-K filed today with the SEC. The restatement resulted in no change to the Company’s total cash flows for the years ended December 31, 2011 and 2010 and also did not impact the Company’s consolidated statements of operations for the years ended December 31, 2011 and 2010.

2012 Fourth Quarter Highlights

Net revenues in the three months ended December 31, 2012 were $624.4 million, compared to $603.4 million in the three months ended December 31, 2011, an increase of $21.0 million or 3.5%. Revenue for the three months ended December 31, 2012 increased primarily due to increased volume in the home infusion therapy segment, partially offset by decreased volume in the home respiratory therapy and home medical equipment segment.

Adjusted EBITDA before projected cost savings and synergies1 for the three months ended December 31, 2012 was $73.9 million.

Net loss for the three months ended December 31, 2012 was $52.4 million. The Company’s net loss for the three months ended December 31, 2012 reflects the following non-cash impairment charge based on the results of our impairment testing as of December 31, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $70.0 million, all of which relates to the home respiratory therapy/home medical equipment reporting unit; and
(ii)	Tax benefit of $27.6 million relating to the intangible assets impairment.

All of these items resulted in a $42.4 million increase in our net loss in the three months ended December 31, 2012.

EBITDA for the three months ended December 31, 2012 was $(16.0) million, which includes a $70.0 million non-cash impairment charge described above.

[1]	This press release includes several metrics, including EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). See “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” section at the end of this press release for the definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies and their reconciliation to net income (loss).

Full Year 2012 Highlights

Net revenues in the year ended December 31, 2012 were $2.44 billion, compared to $2.30 billion in the year ended December 31, 2011, an increase of $134.8 million or 5.9%. Revenue for the year ended December 31, 2012 increased primarily due to increased volume in the home infusion therapy segment and the home respiratory therapy and home medical equipment segment, as well as the acquisition of Praxair assets in March 2011.

Adjusted EBITDA before projected cost savings and synergies1 for the year ended December 31, 2012 was $269.4 million.

Net loss for the year ended December 31, 2012 was $260.4 million. The Company’s net loss for 2012 reflects the following non-cash impairment charge based on the results of our impairment testing as of December 31, 2012 ($280.0 million charge in Q3 2012 and $70.0 million charge in Q4 2012) and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $350.0 million, $270.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million is allocated to the home infusion therapy reporting unit; and

(ii)	Tax benefit of $131.6 million relating to the intangible assets impairment.

All of these items resulted in a $218.4 million increase in our net loss in the year ended December 31, 2012.

EBITDA for the year ended December 31, 2012 was $(143.9) million, which included the $350.0 million non-cash impairment charge described above.

Certain Credit Statistics

Our net leverage ratio, defined as the ratio of net debt to Adjusted EBITDA, was 3.7x at December 31, 2012.

Conference Call

As previously announced, Apria will hold a conference call to discuss its fourth quarter and fiscal 2012 results on March 11, 2013 at 1:00 p.m. (Eastern Daylight Time). The conference call can be accessed live over the phone by dialing 866-502-0105 or, for international callers, 210-591-1110 or through the Investor Relations page of the Company’s website at www.apria.com. The passcode for the live call is Apria.

A replay of the conference call will be available two hours after the call and can be accessed by dialing 855-859-2056 or, for international callers, 404-537-3406 or through the Investor Relations page of the Company’s website. The passcode for the replay is 20562744. The replay will be available until March 25, 2013.

A financial results presentation will be made available immediately prior to the call on the Investor Relations page of the Company’s website at www.apria.com.

Forward Looking Statements

Statements contained herein that are not historical facts and that reflect the current view of Apria’s management about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, control issues in the Company’s internal controls and procedures, as well as other factors detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in the Company’s filings with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

About Apria Healthcare Group Inc.

Apria provides home respiratory therapy, home infusion therapy and home medical equipment services through approximately 530 locations in the United States. With $2.4 billion in annual revenues, it is one of the nation’s leading home healthcare companies. For more information, visit www.apria.com or www.coramhc.com.

Apria Healthcare Group Inc.

Condensed Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
		(As Restated)
	(in thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,080	$29,096
Accounts receivable, less allowance for doubtful accounts of $53,017 and $53,934 at December 31, 2012 and December 31, 2011, respectively	344,421	337,212
Inventories	68,075	57,683
Deferred income taxes	—	168
Deferred expenses	3,798	3,681
Prepaid expenses and other current assets	16,890	23,927

TOTAL CURRENT ASSETS	460,264	451,767
PATIENT SERVICE EQUIPMENT, less accumulated depreciation of $185,774 and $176,526 at December 31, 2012 and December 31, 2011, respectively	186,460	166,769
PROPERTY, EQUIPMENT AND IMPROVEMENTS, NET	76,823	83,768
GOODWILL	258,725	258,725
INTANGIBLE ASSETS, NET	133,781	485,366
DEFERRED DEBT ISSUANCE COSTS, NET	30,207	44,636
OTHER ASSETS	26,448	11,513

TOTAL ASSETS	$1,172,708	$1,502,544

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$157,530	$135,572
Accrued payroll and related taxes and benefits	70,547	69,217
Deferred income taxes	986	—
Other accrued liabilities	74,464	66,694
Deferred revenue	27,785	28,649
Current portion of long-term debt	25,195	10,301

TOTAL CURRENT LIABILITIES	356,507	310,433
LONG-TERM DEBT, net of current portion	1,017,515	1,017,755
DEFERRED INCOME TAXES	68,907	200,225
INCOME TAXES PAYABLE AND OTHER NON-CURRENT LIABILITIES	61,203	49,480

TOTAL LIABILITIES	1,504,132	1,577,893
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT
Common stock, $0.01 par value: 1,000 shares authorized; 100 shares issued at December 31, 2012 and December 31, 2011	—	—
Additional paid-in capital	695,211	690,870
Accumulated deficit	(1,026,635)	(766,219)

TOTAL STOCKHOLDERS’ DEFICIT	(331,424)	(75,349)

	$1,172,708	$1,502,544

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(Unaudited)
	(in thousands)
Net revenues:
Fee for service arrangements	$578,537	$561,183	$2,254,467	$2,133,487
Capitation arrangements	45,841	42,231	181,769	167,892

TOTAL NET REVENUES	624,378	603,414	2,436,236	2,301,379

Costs and expenses:
Cost of net revenues:
Product and supply costs	225,911	199,287	863,140	757,850
Patient service equipment depreciation	20,098	20,916	81,481	94,386
Non-cash impairment of patient service equipment – home respiratory therapy/home medical equipment reporting unit	—	45,500	—	45,500
Home respiratory therapy services	6,314	6,551	27,271	25,380
Nursing services	10,479	10,891	42,833	42,095
Other	4,216	4,326	17,410	15,122

TOTAL COST OF NET REVENUES	267,018	287,471	1,032,135	980,333
Provision for doubtful accounts	19,643	18,198	65,786	69,551
Selling, distribution and administrative	311,021	317,892	1,244,411	1,225,400
Amortization of intangible assets	218	1,108	1,706	4,478
Non-cash impairment of property, equipment and improvements – home respiratory therapy/home medical equipment reporting unit	—	12,100	—	12,100
Non-cash impairment of goodwill, intangible and long-lived assets	70,000	600,268	350,000	600,268

TOTAL COSTS AND EXPENSES	667,900	1,237,037	2,694,038	2,892,130

OPERATING LOSS	(43,522)	(633,623)	(257,802)	(590,751)
Interest expense	33,773	33,421	134,962	132,579
Interest income and other	(361)	(576)	(1,443)	(690)

LOSS BEFORE TAXES	(76,934)	(666,468)	(391,321)	(722,640)
Income tax expense (benefit)	(24,572)	45,708	(130,905)	24,684

NET LOSS	$(52,362)	$(712,176)	$(260,416)	$(747,324)

Apria Healthcare Group Inc.

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2012	2011
		(As Restated)
	(in thousands)
OPERATING ACTIVITIES
Net loss	$(260,416)	$(747,324)
Items included in net loss not requiring cash:
Provision for doubtful accounts	65,786	69,551
Depreciation	112,248	129,130
Amortization of intangible assets	1,706	4,478
Non-cash impairment of goodwill, intangible and long-lived assets	350,000	657,868
Amortization of deferred debt issuance costs	14,429	12,521
Deferred income taxes	(130,164)	35,343
Profit interest compensation	3,519	3,009
Gain on sale of patient service equipment and other	(27,106)	(22,311)
Changes in operating assets and liabilities, exclusive of effects of acquisitions:
Accounts receivable	(72,995)	(123,965)
Inventories	(10,392)	4,551
Prepaid expenses and other assets	(7,898)	(4,967)
Accounts payable	27,045	34,520
Accrued payroll and related taxes and benefits	1,330	9,953
Income taxes payable	(2,774)	(11,993)
Deferred revenue, net of related expenses	(981)	1,525
Accrued expenses	22,266	8,455

NET CASH PROVIDED BY OPERATING ACTIVITIES	85,603	60,344

INVESTING ACTIVITIES
Purchases of patient service equipment and property, equipment and improvements, exclusive of effects of acquisitions	(149,645)	(163,083)
Proceeds from sale of patient service equipment and other	46,670	41,637
Cash paid for acquisitions	(121)	(23,478)

NET CASH USED IN INVESTING ACTIVITIES	(103,096)	(144,924)

FINANCING ACTIVITIES
Proceeds from ABL Facility	465,000	10,000
Payments on ABL Facility	(450,000)	—
Payments on other long-term debt	(345)	(1,365)
Debt issuance costs	—	(3,499)
Equity contribution	1,000	1,000
Cash paid on profit interest units	(178)	(1,597)

NET CASH USED IN FINANCING ACTIVITIES	15,477	4,539

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,016)	(80,041)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,096	109,137

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,080	$29,096

Apria Healthcare Group Inc.

4th Quarter and Full Year 2012 Financial Summary

	Three Months Ended December 31,				$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2012		2011
Net Revenue	$624.4		$603.4		$21.0	3.5%
Gross Profit	357.4		361.4	(c)	(4.0)	(1.1)%
% Margin	57.2%		59.9%
Provision for Doubtful Accounts	19.6		18.2		(1.4)	(7.7)%
% of Net Revenue	3.1%		3.0%
Selling, Distribution and Administrative	311.0		317.9		6.9	2.2%
% of Net Revenue	49.8%		52.7%
Non-Cash Impairment of Intangible Assets	70.0		657.9	(d)	587.9	89.4%
% of Net Revenue	11.2%		109.0%
Net Loss	(52.4	)(a)	(712.2	)(e)	659.8	92.6%
EBITDA	(16.0	)(b)	(603.4	)(f)	587.4	97.3%
Adjusted EBITDA Before Projected Cost Savings and Synergies	73.9		70.6		3.3	4.7%
% of Net Revenue	11.8%		11.7%

(a)	Net loss for the three months ended December 31, 2012 reflects the following non-cash impairment charge based on the results of our impairment testing as of December 31, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $70.0 million, all of which relates to the home respiratory therapy/home medical equipment reporting unit; and
(ii)	Tax benefit of $27.6 million relating to the intangible assets impairment.

All of these items resulted in a $42.4 million increase in our net loss in the three months ended December 31, 2012.

(b)	EBITDA for the three months ended December 31, 2012 includes a $70.0 million non-cash impairment charge described above.
(c)	Gross profit excludes the $45.5 million patient service equipment impairment for comparability purposes. It is included in the non-cash impairment of goodwill, intangibles and long-lived assets line below.
(d)	In connection with the annual impairment test for the year ended December 31, 2011, we recorded the following non-cash impairment charges of $657.9 million, of which $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit:

(i)	Goodwill impairment of $509.9 million;
(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);
(iii)	Capitated relationships intangible asset impairment of $30.4 million;
(iv)	Patient service equipment impairment of $45.5 million; and
(v)	Property, equipment and improvements impairment of $12.1 million.

(e)	Net loss for the quarter ended December 31, 2011 includes the non-cash impairment charges listed below based on the results of our 2011 annual impairment testing, the tax impact associated with the impairment charges and charges related to deferred tax valuation allowances. Except as noted, all of the impairment charges relate to the home respiratory therapy/home medical equipment reporting unit.

(i)	Goodwill impairment of $509.9 million;
(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);
(iii)	Capitated relationships intangible asset impairment of $30.4 million;
(iv)	Patient service equipment impairment of $45.5 million;

(v)	Property, equipment and improvements impairment of $12.1 million;
(vi)	Tax benefit relating to the goodwill, intangible and long-lived assets impairment of $166.9 million; and
(vii)	Valuation allowance against our net deferred tax assets of $220.5 million.

All of these items resulted in a $711.5 million increase in our net loss in the quarter ended December 31, 2011.

(f)	EBITDA for the quarter ended December 31, 2011 includes $657.9 million of goodwill, intangible and long-lived asset non-cash impairment charges, of which $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit.

Apria Healthcare Group Inc.

4th Quarter and Full Year 2012 Financial Summary

	Year Ended December 31,				$ Variance Fav/(Unfav)	% Variance Fav/(Unfav)
($ in millions)	2012		2011
Net Revenue	$2,436.2		$2,301.4		$134.8	5.9%
Gross Profit	1,404.1		1,366.5	(c)	37.6	2.8%
% Margin	57.6%		59.4%
Provision for Doubtful Accounts	65.8		69.6		3.8	5.5%
% of Net Revenue	2.7%		3.0%
Selling, Distribution and Administrative	1,244.4		1,225.4		(19.0)	(1.6)%
% of Net Revenue	51.1%		53.2%
Non-Cash Impairment of Intangible Assets	350.0		657.9	(d)	307.9	46.8%
% of Net Revenue	14.4%		28.6%
Net Loss	(260.4	)(a)	(747.3	)(e)	486.9	65.2%
EBITDA	(143.9	)(b)	(457.0	)(f)	313.1	68.5%
Adjusted EBITDA Before Projected Cost Savings and Synergies	269.4		269.3		0.1	0.0%
% of Net Revenue	11.1%		11.7%

(a)	Net loss for the year ended December 31, 2012 reflects the following non-cash impairment charge based on the results of our impairment testing as of December 31, 2012 ($280.0 million charge in Q3 2012 and $70.0 million charge in Q4 2012) and the tax impact associated with the impairment charge:

(iii)	Trade name impairment of $350.0 million, $270.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million is allocated to the home infusion therapy reporting unit; and
(iv)	Tax benefit of $131.6 million relating to the intangible assets impairment.

All of these items resulted in a $218.4 million increase in our net loss in the year ended December 31, 2012.

(b)	EBITDA for the year ended December 31, 2012 includes a $350.0 million non-cash impairment charge described above.
(c)	Gross profit excludes the $45.5 million patient service equipment impairment for comparability purposes. It is included in the non-cash impairment of goodwill, intangibles and long-lived assets line below.
(d)	In connection with the annual impairment test for the year ended December 31, 2011, we recorded the following non-cash impairment charges of $657.9 million, of which $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit:

(i)	Goodwill impairment of $509.9 million;
(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);
(iii)	Capitated relationships intangible asset impairment of $30.4 million;
(iv)	Patient service equipment impairment of $45.5 million; and
(v)	Property, equipment and improvements impairment of $12.1 million.

(e)	Net loss for the year ended December 31, 2011 includes the non-cash impairment charges listed below based on the results of our 2011 annual impairment testing, the tax impact associated with the impairment charges and charges related to deferred tax valuation allowances. Except as noted, all of the impairment charges relate to the home respiratory therapy/home medical equipment reporting unit.

(i)	Goodwill impairment of $509.9 million;
(ii)	Trade name impairment of $60.0 million ($56.4 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $3.6 million of which relates to the home infusion therapy reporting unit);
(iii)	Capitated relationships intangible asset impairment of $30.4 million;
(iv)	Patient service equipment impairment of $45.5 million;
(v)	Property, equipment and improvements impairment of $12.1 million;

(vi)	Tax benefit relating to the goodwill, intangible and long-lived assets impairment of $166.9 million; and
(vii)	Valuation allowance against our net deferred tax assets of $220.5 million.

All of these items resulted in a $711.5 million increase in our net loss in the year ended December 31, 2011.

(f)	EBITDA for the year ended December 31, 2011 includes $657.9 million of goodwill, intangible and long-lived asset non-cash impairment charges, of which $654.3 million relates to our home respiratory therapy/home medical equipment reporting unit.

Segment Revenue Performance

($ in millions)	Three Months Ended December 31,		$ Variance	% Variance
	2012	2011	Fav/(Unfav)	Fav/(Unfav)
Home Respiratory Therapy and Home Medical Equipment	$310.1	$314.5	$(4.4)	(1.4)%
Home Infusion Therapy	314.3	288.9	25.4	8.8%

Total Net Revenue	$624.4	$603.4	$21.0	3.5%

($ in millions)	Year Ended December 31,		$ Variance	% Variance
	2012	2011	Fav/(Unfav)	Fav/(Unfav)
Home Respiratory Therapy and Home Medical Equipment	$1,214.6	$1,173.9	$40.7	3.5%
Home Infusion Therapy	1,221.6	1,127.5	94.1	8.3%

Total Net Revenue	$2,436.2	$2,301.4	$134.8	5.9%

Cash and Cash Equivalents, Capitalization & Certain Credit Statistics

The following table indicates the cash and cash equivalents, capitalization and certain credit statistics as of December 31, 2012:

($ in millions)	December 31, 2012
Cash and Cash Equivalents	$27.1

Debt
Asset Based Revolving Credit Facility	25.0
Series A-1 Notes	700.0
Series A-2 Notes	317.5
Capital Leases & Other	0.2

Total Debt	$1,042.7
Shareholders’ Deficit	(331.4)

Total Capitalization	$711.3

Net Leverage Ratio Calculations
Net Debt[1]	$1,015.6

Adjusted EBITDA[2]	$277.4
Net Leverage Ratio[3]	3.7x

[1]	Net debt is defined as total debt less cash and cash equivalents. This amount does not reflect outstanding letters of credit.
[2]	For the twelve months ended December 31, 2012.
[3]	Net leverage ratio is defined as the ratio of net debt to Adjusted EBITDA. The net leverage ratio calculated using Adjusted EBITDA before projected cost savings and synergies was 3.8x.

Definition of Terms and Reconciliation of Non-GAAP Financial Measures

This press release includes several metrics which are not calculated in accordance with GAAP, including EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow. EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow are not recognized terms under GAAP and do not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, these measures are not intended to be measures of Free Cash Flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow may not be comparable to other similarly titled measures of other companies. We believe that such measures provide useful information about our financial condition and covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and in our ABL Facility to investors and we compensate for the limitations of using non-GAAP financial measures by presenting them together with GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, net, income tax expense and depreciation and amortization, further adjusted to exclude certain non-cash items, costs incurred related to initiatives, other adjustment items and projected cost savings and synergies permitted in calculating covenant compliance under the indenture governing our Series A-1 Notes and Series A-2 Notes and the credit agreement governing our ABL Facility.

Adjusted EBITDA before projected cost savings and synergies is defined as Adjusted EBITDA less the projected cost savings and synergies that we expect to realize in connection with cost savings, restructuring and other similar initiatives.

Free Cash Flow is defined as cash provided by operating activities less purchases of patient service equipment and property, equipment and improvements, net of proceeds from the sale of patient service equipment and other exclusive of effects of acquisitions.

The following tables provide reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA before projected cost savings and synergies and Free Cash Flow for the periods presented to the respective most closely comparable financial measures calculated in accordance with GAAP.

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA before projected cost savings and synergies

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2012	2011	2012	2011
Net Loss	$(52.4)	$(712.2)	$(260.4)	$(747.3)
Interest expense, net	33.4	33.0	133.5	132.0
Income tax expense (benefit)	(24.5)	45.7	(130.9)	24.7
Depreciation and amortization	27.5	30.1	113.9	133.6

EBITDA	(16.0)	(603.4)	(143.9)	(457.0)
Non-cash impairment of goodwill, intangible and long-lived assets	70.0	657.9	350.0	657.9
Non-cash items	5.5	7.0	22.9	22.1
Costs incurred related to Initiatives and non-recurring items	12.6	7.4	33.4	39.3
Other adjustments	1.8	1.7	7.0	7.0

Adjusted EBITDA Before Projected Cost Savings and Synergies	$73.9	$70.6	$269.4	$269.3

Projected cost savings and synergies			8.0	4.0

Adjusted EBITDA			$277.4	$273.3

Reconciliation of Free Cash Flow

(in millions)	Three Months Ended December 31, 2012		Year Ended December 31, 2012
Net Loss	$(52.4	)(a)	$(260.4	)(c)
Non-cash items	55.4	(b)	390.4	(d)
Change in operating assets and liabilities	5.2		(44.4)

Net cash provided by operating activities	8.2		85.6
Purchases of patient service equipment and property, equipment and improvements	(28.7)		(149.7)
Proceeds from sale of patient service equipment and other	12.2		46.7

Free Cash Flow	$(8.3)		$(17.4)

(a)	Net loss for the quarter ended December 31, 2012 reflects the following non-cash impairment charge based on the results of our impairment testing as of December 31, 2012 and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $70.0 million, all of which relates to the home respiratory therapy/home medical equipment reporting unit; and
(ii)	Tax benefit of $27.6 million relating to the intangible assets impairment.

All of these items resulted in a $42.4 million increase in our net loss in the quarter ended December 31, 2012.

(b)	EBITDA for the quarter ended December 31, 2012 includes a $70.0 million non-cash impairment charge described above.

(c)	Net loss for the year ended December 31, 2012 reflects the following non-cash impairment charge based on the results of our impairment testing as of December 31, 2012 ($280.0 million charge in Q3 2012 and $70.0 million charge in Q4 2012) and the tax impact associated with the impairment charge:

(i)	Trade name impairment of $350.0 million, $270.0 million of which relates to the home respiratory therapy/home medical equipment reporting unit and $80.0 million is allocated to the home infusion therapy reporting unit; and
(ii)	Tax benefit of $131.6 million relating to the intangible assets impairment.

All of these items resulted in a $218.4 million increase in our net loss in the year ended December 31, 2012.

(d)	Includes a $350.0 million non-cash impairment charge described above.